Exhibit 99.2

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: May 20, 2011

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P. BY: GSCP VI Advisors, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P. BY: GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P. BY: GS Advisors VI, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG BY: Goldman, Sachs Management GP GmbH, its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact